                                                                     EXHIBIT 4.3

THIS WARRANT HAS BEEN OFFERED AND SOLD OUTSIDE OF THE UNITED STATES IN A TRANSACTION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THIS WARRANT MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE WARRANT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO THE AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                             SILVERADO FOODS, INC.

                         COMMON STOCK PURCHASE WARRANT


--------------------------------------------------------------------------------
                                                 No. 1
Number of Shares:  41,667                        Holder: Infinity Emerging
                                                         Opportunities, Limited
Purchase Price:    $3.00 per share                       27 Wellington Road
Expiration Date:    January 31, 2001                     Cork, Ireland

         For identification only. The governing terms of this Warrant are set forth below.
--------------------------------------------------------------------------------

      Silverado Foods, Inc., an Oklahoma corporation (the "Company"), hereby certifies that, for value received, Infinity Emerging Opportunities, Limited, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and prior to the fourth anniversary hereof (the "Exercise Period"), at the Purchase Price hereinafter set forth, 41,667 shares of the fully paid and nonassessable Common Stock of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

   The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $3.00; provided, however, that the Purchase Price shall be adjusted from time to time as provided in Section 5, below.

    As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" shall include Silverado Foods, Inc. and any corporation that shall succeed or assume the obligations of the Company hereunder.

COMMON STOCK PURCHASE WARRANT - Page 1
(Silverado Foods, Inc - No.1)

          (b) The term "Common Stock" includes (a) the Company's common stock, par value $.01 per share, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) that the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

    1. Exercise of Warrant.
       -------------------

          1.1 Method of Exercise. This Warrant may be exercised in whole or in
              ------------------
    part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price"). Payment of the Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to the account of the Company. If the amount of the payment received by the Company is less than the Exercise Price, the holder will be notified of the deficiency and shall make payment in that amount within five (5) business days. In the event the payment exceeds the Exercise Price, the Company will refund the excess to the holder within three (3) business days of receipt. Upon exercise, the holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the holder's name or in such name or names as the holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised (the "Exercise Date").

          1.2 Regulation S Restrictions. Exercise of this Warrant and
              -------------------------
    acceptance of shares of Common Stock upon such exercise shall constitute an agreement by the holder not to offer or sell such shares in the United States, to a U.S. Person (as such term is defined in

COMMON STOCK PURCHASE WARRANT - Page 2
(Silverado Foods, Inc - No.1)

    Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S")) or for the account or benefit of a U.S. Person during the period commencing on the date on which it exercises the Warrant and ending on the day following any applicable restrictive period under Regulation S. At the time this Warrant is exercised, the Company may require the holder to restate in the Notice of Exercise the representations set forth in a Subscription Agreement between the Company and the holder dated the date hereof (the "Subscription Agreement"). All certificates for the shares of Common Stock issuable upon exercise of this Warrant shall bear a legend stating as follows:

          "The shares of Common Stock of Silverado Foods, Inc. represented hereby have been issued pursuant to Regulation S, promulgated under the United States Securities Act of 1933, as amended (the "Act") and have not been registered under the Act or any applicable state securities laws. These shares may not be offered or sold within the United States or to or for the account of a "U.S. Person" as that term is defined Regulation S during the period commencing on the date of issuance hereof and ending [ADD THEN APPLICABLE RESTRICTED PERIOD FOR NONAFFILIATES] days thereafter."

          1.3. Company Acknowledgment. The Company will, at the time of the
               ----------------------
    exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder the registration rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of a Registration Rights Agreement dated the date hereof. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

          1.4 Limitation on Exercise. Notwithstanding the rights of the holder
              ----------------------
    to exercise all or a portion of this Warrant as described herein, such exercise rights shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock which the holder may receive in respect of any exercise of all or a portion of this Warrant exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such exercise, minus (ii) the number of shares of Common Stock of the Company then owned (beneficially or of record) by the holder (the "Limitation on Conversion"); provided, however, the
                                                    --------  -------
    Limitation on Conversion shall not apply, and shall be of no further force and effect following the occurrence of any Event or Default (as described in Section 9 of the Convertible Debentures of the Company issued the date hereof pursuant to the Subscription Agreement) pursuant to which this Warrant is issued and for which the holder hereof has provided written notice thereof and which is not cured within the greater of the applicable time period specified in either (I) such written notice of the holder or
    (II) such Convertible Debenture.

COMMON STOCK PURCHASE WARRANT - Page 3
(Silverado Foods, Inc - No.1)

    2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable
       -------------------------------------------------
after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or transfer taxes) will cause to be issued in the name of and delivered to the holder thereof, or, to the extent permissible hereunder, to such other person as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

The Company covenants that upon the expiration of the applicable restrictive period relating to the shares of Common Stock underlying this Warrant, if any, it will use its best lawful efforts to issue or cause the transfer agent of the Company to issue one or more certificates representing such shares of Common Stock (or Other Securities) without any restrictive legend such that such shares shall be freely tradable, subject only to compliance with Federal and state securities laws. The Company acknowledges that "best lawful efforts" as used herein shall, among other things, require the Company to cooperate with the holder hereof in obtaining an opinion of counsel satisfactory to the holder regarding certain Federal securities law implications in connection with removing the restrictive legend on the shares of Common Stock issuable upon exercise of this Warrant.

    3. Adjustment for Dividends in Other Stock Property, etc.; Reclassification,
       -------------------------------------------------------------------------
etc. In case at any time or from time to time, the holders of Common Stock (or
----
Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                 (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                 (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                 (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) that such holder would hold on the date of such exercise if on the date hereof it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof

COMMON STOCK PURCHASE WARRANT - Page 4
(Silverado Foods, Inc - No.1)
to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

COMMON STOCK PURCHASE WARRANT - Page 5
(Silverado Foods, Inc - No.1)

    1. Adjustment for Reorganization, Consolidation, Merger, etc.
       ----------------------------------------------------------

          1.1. Reorganization, etc. In case at any time or from time to time,
               -------------------
    the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

          1.2. Dissolution. In the event of any dissolution of the Company
               -----------
    following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holder of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company, as trustee for the holder or holders of this Warrant.

          1.3. Continuation of Terms. Upon any reorganization, consolidation,
               ---------------------
    merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

    2. Adjustment for Extraordinary Events. In the event that the Company shall
       -----------------------------------
(i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 5) be in effect, and


COMMON STOCK PURCHASE WARRANT - Page 6
(Silverado Foods, Inc - No.1)

(ii) the denominator is the Purchase Price in effect on the date of such exercise.

    3. Adjustments to Conversion Price for Diluting Issues.
       ---------------------------------------------------

          3.1.Special Definitions. For purposes of this Section 6, the following
              -------------------
    definitions shall apply:

                 (a) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                 (b) "Convertible Securities" shall mean any evidences of indebtedness, shares of preferred stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                 (c) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the first day of the Exercise Period, other than shares of Common Stock issued or issuable to officers, employees or directors of the Company or any subsidiary of the Company, pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Board of Directors and shareholders of the Company.

          3.2. Issuance of Additional Shares. In the event the Company shall
               -----------------------------
    issue Additional Shares of Common Stock (pursuant to an Option or otherwise) other than in an Excluded Transaction (as hereafter defined) without consideration or for a consideration per share less than the applicable fair market value t hereof (as determined based upon an average trading price of not more than 10 days preceding the issuance) in effect on the date of and immediately prior to such issue, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the fair market value thereof, and the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of Additional Shares of Common Stock so issued or deemed to be issued. For the purposes of the foregoing calculation, the number of shares of Common stock deemed to be outstanding immediately prior to the issuance of any securities described in either clause of the preceding sentence shall be the sum of (i) the total number of shares of Common Stock issued and outstanding at such time, plus (ii) the total number of shares of Common Stock issuable upon conversion in full of all Convertible Securities issued and outstanding at such time, plus (iii) the total number of shares of Common Stock issuable upon conversion in full of all Convertible Securities issuable upon exercise of Options for Convertible Securities issued and outstanding at such time. An Excluded Transaction means


COMMON STOCK PURCHASE WARRANT - Page 7
(Silverado Foods, Inc - No.1)
    any issuance of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (i) pursuant to the acquisition by the Company of operating assets or stock of entities from other than affiliates of the Company to be owned and operated by the Company or a subsidiary of the Company following such acquisition; (ii) upon the exercise of the currently outstanding options and warrants listed in
    Schedule 2.4 of the Subscription Agreement; (iii) upon the exercise of options issued pursuant to the Silverado Foods, Inc. 1994 Stock Option Plan, and any amendments or substitutions thereof; (iv) upon the exercise of the Warrants issued pursuant to the Subscription Agreement; (v) upon the issuance of Common Stock pursuant to the Royalty Termination Agreement dated November 8, 1996, among the Company, Nonni's, Inc., Steve Sirianni, Tim Soldati and Rich Martin; (vi) upon the conversion of the Company's 8.0% Convertible Debentures due December 31, 1998, in the original principal amount of $1,100,000; or (vii) upon the conversion of the Company's 9% Convertible Subordinated Notes in the original principal amount of $3,550,000.

    4. No Impairment. The Company will not, by amendment of its Certificate of
       -------------
Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

    5. Accountants' Certificate as to Adjustments. In each case of any
       ------------------------------------------
adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause independent certified public accountants of national standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the

COMMON STOCK PURCHASE WARRANT - Page 8
(Silverado Foods, Inc - No.1)
holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

    6. Notices of Record Date, etc. In the event of
       ----------------------------

                 (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                 (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any action is to be taken.

    1. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company
       ----------------------------------------------------------
will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

    2. Exchange of Warrant. On surrender for exchange of this Warrant, properly
       -------------------
endorsed and in compliance with the restrictions on transfer set forth in the legend on the face of this Warrant, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

COMMON STOCK PURCHASE WARRANT - Page 9
(Silverado Foods, Inc - No.1)

    3. Replacement of Warrant. On receipt of evidence reasonably satisfactory to
       ----------------------
the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    4. Remedies. The Company stipulates that the remedies at law of the holder
       --------
of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    5. Negotiability, etc. This Warrant is issued upon the following terms, to
       ------------------
all of which each holder or owner hereof by the taking hereof consents and agrees:

                 (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

                 (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby;

                 (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

                 (d) notwithstanding the foregoing, this Warrant may not be sold, transferred or assigned except pursuant to an effective registration statement under the Securities Act of 1933, as amended or, pursuant to an applicable exemption therefrom or in accordance with Regulation S promulgated under such Act.

    6. Notices, etc. All notices and other communications from the Company to
       ------------
the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

     7. Miscellaneous. This Warrant and any term hereof may be changed, waived,
        -------------
 discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms

COMMON STOCK PURCHASE WARRANT - Page 10
(Silverado Foods, Inc - No.1)
hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.



                           [Signature Page Follows]

COMMON STOCK PURCHASE WARRANT - Page 11
(Silverado Foods, Inc - No.1)

DATED as of January __, 1997.

                              SILVERADO FOODS, INC.


                              By:
----                             ---------------------------------------
                              Name:
----                               -------------------------------------
                              Title:
----                                ------------------------------------

[Corporate Seal]

Attest:

By:
   ---------------------------
   Secretary

COMMON STOCK PURCHASE WARRANT - Page 12
(Silverado Foods, Inc - No.1)